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                                Exhibit 23 (h)(2)

                        Form of Shareholder Services Plan

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                              The Montgomery Funds
                             The Montgomery Funds II

                           SECOND AMENDED AND RESTATED
                           SHAREHOLDER SERVICING PLAN

                              (Non-Rule 12b-1 Plan)


                  THIS SECOND AMENDED AND RESTATED SHAREHOLDER SERVICING PLAN (this "Plan") is made as of ______________, 2001 by and among The Montgomery Funds ("TMF"), a Massachusetts business trust, The Montgomery Funds II ("TMF II"), a Delaware business trust (each a "Trust" and collectively, the "Trusts"), and Montgomery Asset Management, LLC (the "Manager"), a Delaware limited liability company. This Plan amends and restates in its entirely the Shareholder Servicing Plan originally made as of December 31, 1997 by and between TMF II and the Manager and as first amended and restated on May 26, 1999.

                                    RECITALS

                  WHEREAS, the Trusts are registered as open-end management investment companies under the Investment Company Act of 1940, as amended (the "1940 Act"); and

                  WHEREAS, the Class R, Class B, Class C, Class I and Class ML (the "Classes") of certain series of the Trusts listed on Exhibit A hereto (the "Funds") wish to retain the Manager to coordinate the provision of services to shareholders of the Classes, either by the Manager directly or by broker-dealers, retirement plan administrators and other shareholder service providers (collectively, "Service Providers"), and the Manager is willing to furnish those services and to arrange for the provision of those services, subject to the supervision of the Board of Trustees of each Trust.

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed among the parties hereto as follows:

                  1. Appointment. The Classes hereby appoint the Manager as the "Services Coordinator" for the provision of those shareholder services specified in Section 2 to all shareholders of the Classes, some of whom may be clients of the Service Providers. The Manager accepts that appointment and agrees to furnish through its own organization, or through the Service Providers, as the case may be, those shareholder services in return for compensation as provided in Section 6 of this Plan. The Manager


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agrees that the shareholder services required to be furnished hereunder shall be furnished in compliance with all relevant provisions of state and federal law, and in compliance with all applicable rules and regulations of all relevant regulatory agencies, including, without limitation, the 1940 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the applicable rules and regulations promulgated thereunder, and the Conduct Rules of the National Association of Securities Dealers, Inc.

                  2. Services and Responsibilities on a Continuing Basis. The Manager will arrange for the provision of the following shareholder services on a regular basis, which shall be daily, weekly or as otherwise appropriate, unless otherwise specified by the Funds:

                  (a) responding to shareholder inquiries;

                  (b) processing purchases and redemptions of shares of the Classes, including reinvestment of dividends;

                  (c) assisting shareholders in changing dividend options, account designations and addresses;

                  (d) transmitting proxy statements, annual reports, prospectuses and other correspondence from the Funds to shareholders (including, upon request, copies, but not originals, of regular correspondence, confirmations or regular statements of account) where such shareholders hold shares of the Classes registered in the name of the Manager, a Service Provider, or their nominees; and

                  (e)  providing  such  other   information  and  assistance  to
                       shareholders   as  may   be   reasonably   requested   by
                       shareholders.

The Manager and the Service Providers are under no obligation to, and shall not, provide pursuant to this Plan any services with respect to the sale or distribution of shares of the Classes.

                  3. Standard of Care. The Manager and the Service Providers shall be under no duty to take any action on behalf of the Classes except as specifically set forth herein or as may be specifically agreed to by the Manager or the Service Providers with the Classes in writing. In the performance of the duties hereunder, the Manager and the Service Providers shall be obligated to exercise due care and diligence and to act in good faith and to use their best efforts. Agreements with the Service Providers shall provide for at least the same standard of care, indemnification coverage, confidentiality,


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requirements  for  use of  information  about  the  Funds,  and  other  material requirements to which the Manager is subject under this Plan. Without limiting the generality of the foregoing or of any other provision of this Plan, neither the Manager nor any Service Provider shall be liable for delays or errors or loss of data because of acts of war or terrorism, national emergencies or catastrophes directly affecting the Manager or any Service Provider, but not because of power failures or other contingencies that typically are addressed by contingency or emergency plans meeting industry standards.

                  4. Confidentiality. The Manager agrees, on behalf of itself and its employees, to treat confidentially all records and other information about the Classes, the Trusts and all prior, present or potential shareholders of the Classes. This confidential information may be disclosed only after prior notification to, and approval in writing of release of information by, the Classes. That approval shall not be unreasonably withheld nor may it be withheld where the Manager or a Service Provider may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Funds.

                  5. Independent Contractor. The Manager shall, for all purposes herein, be deemed to be an independent contractor, and the Manager and the Service Providers shall, unless otherwise expressly provided and authorized to do so, have no authority to act for or represent the Trusts or the Classes in any way, or in any way be deemed an agent for the Trusts or for the Classes, except to the limited extent expressly provided in this Plan. It is expressly understood and agreed that the services to be rendered by the Manager under the provisions of this Plan are not to be deemed exclusive, and the Manager shall be free to render similar or different services to others so long as its ability to render the services provided for in this Plan shall not be impaired materially thereby.

                  6. Compensation. As compensation for the services rendered by, and responsibilities assumed by, the Manager during the term of this Plan, each Class will pay to the Manager a service fee not to exceed one-quarter of one percent (0.25%) per annum of the average daily net asset value of that Class' shares. The service fee shall be accrued daily by the Classes and paid to the Manager on a monthly basis. The Funds also may enter into contracts directly with Service Providers for shareholder services and pay compensation directly to those Services Providers, but any compensation paid directly to Service Providers by the Funds shall be included as service fees subject to the overall limitation specified by this Section 6.

                  7. Indemnification.

                  (a) The Funds agree to indemnify and hold harmless the Manager and its officers from all claims and liabilities (including, without limitation, liabilities arising


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under the Securities Act of 1933, as amended (the "1933 Act"), the 1934 Act, the
1940 Act, and any state and foreign securities laws, all as amended from time to time) and expenses, including (without limitation) reasonable attorneys' fees and disbursements, arising directly or indirectly from any action or thing which the Manager takes or does or omits to take or do (i) at the request or on the direction of or in reliance on the advice of the Funds or (ii) upon written instructions from an officer of the Funds, provided that the Manager shall not be indemnified against any liability to the Funds or to the Funds' shareholders (or any expenses incident to such liability) arising out of the Manager's or any Service Provider's own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Plan.

                  (b) The Manager agrees to indemnify and hold harmless the Funds, the Trusts and their officers and Trustees from all claims and liabilities (including, without limitation, liabilities arising under the 1933 Act, the 1934 Act, the 1940 Act, and any state and foreign securities laws, all as amended from time to time) and expenses, including (without limitation) reasonable attorneys' fees and disbursements, arising directly or indirectly from any action or thing which the Manager or any Service Provider takes or does or omits to take or do which is in violation of this Plan, not in accordance with written instructions given by an officer of the Trusts, in violation of written procedures then in effect, or arising out of the Manager's or the Service Provider's own willful misfeasance, bad faith, negligence or reckless disregard of the duties and obligations under this Plan.

                  (c) The Manager shall provide such security as is necessary to prevent unauthorized use of any on-line computer facilities. The Manager agrees to release, indemnify and hold harmless the Trusts and the Funds from any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by the Manager or any Service Provider, its officers, employees or agents regarding the redemption, transfer or registration of the Funds' shares for accounts of shareholders or the Service Provider, its clients and other shareholders. Principals of the Manager will be available to consult from time to time with officers of the Trusts and the Trustees concerning performance of the services contemplated by Section 2 of this Plan.

                  8. Fund Information. No person is authorized to make any representations concerning the Funds, shares of the Funds or shareholder services that are inconsistent with the terms of this Plan. Neither the Manager or any Service Provider, nor any of their respective agents will use or distribute, or authorize the use or distribution of, any statements other than those contained in the Classes' current prospectus or Statement of Additional Information or in such current supplemental literature as may be authorized by the Funds.


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                  9. Duration and  Termination.  This Plan shall  continue until termination by the Classes or the Manager on 60 days' prior written notice to the other. The Manager's indemnification obligations under Section 7(b) shall survive the termination of this Plan. All notices and other communications hereunder shall be in writing.

                  10. Amendments. This Plan or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such charge or waiver is sought.

                  11. Miscellaneous.

                  (a) This Plan embodies the entire agreement and  understanding
between  the  parties   hereto,   and  supersedes   all  prior   agreements  and
understandings, relating to the subject matter hereof.

                  (b) The captions in this Plan are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

                  (c) This Plan shall be governed by and construed in accordance with the laws of the State of California as applicable to contracts between California residents entered into and to be performed entirely within California.

                  (d) If any provision of this Plan shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Plan shall not be affected thereby.

                  (e) The Manager acknowledges that it has received notice of and accepts the limitations of the Funds' liability set forth in each Trust's Agreement and Declaration of Trust. The Manager agrees that the Funds' obligations under this Plan shall be limited to the Funds and to their assets, and that neither the Manager nor any Service Provider shall seek satisfaction of any such obligation from the shareholders of the Funds or from any trustee, officer, employee or agent of the Trusts or the Funds.

                  (f) This Plan shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

                  (g) This Plan may not be assigned without the mutual consent of the parties.


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                  IN WITNESS  WHEREOF,  the parties hereto have caused this Plan to be executed by their officers designated below on the day and year first above written.

                                     THE MONTGOMERY FUNDS


                                     By:
                                        ----------------------------------------

                                     Title:
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                                     THE MONTGOMERY FUNDS II


                                     By:
                                        ----------------------------------------

                                     Title:
                                           -------------------------------------


                                     MONTGOMERY ASSET MANAGEMENT, LLC


                                     By:
                                        ----------------------------------------

                                     Title:
                                           -------------------------------------


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                                    EXHIBIT A
                       TO THE SECOND AMENDED AND RESTATED
                           SHAREHOLDER SERVICING PLAN
                                       OF
                              THE MONTGOMERY FUNDS
                                       AND
                             THE MONTGOMERY FUNDS II


The Montgomery Funds

Montgomery U.S. Focus Fund
Montgomery Mid Cap Focus Fund
Montgomery Global Focus Fund
Montgomery International Focus Fund
Montgomery Emerging Markets Fund
Montgomery New Power Fund
Montgomery Total Return Bond Fund

The Montgomery Funds II

Montgomery Emerging Markets Focus Fund
Montgomery Global Long Short Fund


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